Exhibit 99.1

News Release	Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202 414 765-7700 Main 414 298-2921 Fax mibank.com

For Release:	Immediately
Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727
Dave Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION TO ADJUST SECOND

QUARTER RESULTS BASED ON JULY RESIDENTIAL LOAN SALES

•

M&I sells $297 million in predominantly nonperforming residential first mortgage loans on July 31, 2009.

•

A recent accounting standard on subsequent events requires transaction to be reported retroactively in second quarter.

•

Sale results in decrease in nonperforming loans in comparison to July 17 press release.

•

Allowance for loan and lease losses increased slightly to 2.84 percent of total loans after accounting adjustment.

•

As a result of this accounting adjustment, third quarter provision and charge-offs expected to be significantly less than reported on July 17.

Milwaukee, Wis. – August 10, 2009 – Marshall & Ilsley Corporation (NYSE: MI) (M&I) today announced that the second quarter results reported on July 17 would be adjusted based on the sale of a pool of predominantly nonperforming residential loans completed on July 31, 2009.  This adjustment reflects management’s consideration of transactions completed subsequent to

June 30, 2009 in order to comply with a recent accounting standard on subsequent events which requires certain post quarter-end events to be retroactively applied.

In this transaction, M&I sold approximately 800 residential mortgage loans with an unpaid principal balance of $297 million, predominantly all of which were nonperforming first mortgage loans and approximately two-thirds of which were located in Arizona.

Adjusted Results

The sale of the residential loan pool resulted in additional second quarter charge-offs of $151 million.  The allowance for loan and lease losses remains at the same level ($1.37 billion) as reported on July 17.  The adjustment resulted in total net charge-offs for the second quarter of $603.3 million and provision for loan and lease losses of $619.0 million.  This, in turn, resulted in a loss for the second quarter of $0.83 per share and a loss for the six months ended June 30, 2009 of $1.29 per share.  At June 30, 2009 and as adjusted, the allowance for loan and lease losses was 2.84 percent of total loans and leases, nonperforming loans and leases were 5.01 percent of total loans and leases, and the tangible common equity ratio was 7.2 percent.

Third Quarter Outlook

Prior to this adjustment, the Corporation had expected the provision for loan and lease losses and net charge-offs for the third quarter of 2009 would be in the approximate range of the provision and net charge-offs reported on July 17 for the second quarter of 2009.  This adjustment has the impact of accelerating a portion of the expected third quarter provision for loan and lease losses and net charge-offs into the second quarter of 2009.  Consequently, the Corporation expects that the provision for loan and lease losses and net charge-offs in the third quarter of 2009 will be significantly less than the provision for loan and lease losses and net charge-offs reported on July 17 ($468.2 million and $452.6 million, respectively).

Currently, the Corporation expects a relative stabilization in the nonperforming loan and lease levels based on early third quarter results.  The net interest margin is also expected to improve over time although it is not expected that such improvement will be reflected in third quarter results.

For a more complete description of second quarter results, including historical comparative information, please see M&I’s Form 10-Q which will be filed with the SEC later today.  Additional supplemental financial information will be posted on micorp.com, Investor Relations this week.

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About Marshall & Ilsley Corporation

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $59.7 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 193 offices throughout the state. In addition, M&I has 53 locations throughout Arizona; 32 offices in Indianapolis and nearby communities; 36 offices along Florida’s west coast and in central Florida; 16 offices in Kansas City and nearby communities; 26 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 17 offices in the greater St. Louis area. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include: (i) M&I’s exposure to the deterioration in the commercial and residential real estate markets,  along with the deterioration in the U.S. economy as a whole, which could result in increased charge-offs and increases in M&I’s allowance for loan and lease losses, (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in M&I’s allowance for loan and lease losses, (iii) M&I’s ability to maintain required levels of capital, (iv) the impact of recent and future legislative initiatives on the financial markets or on M&I, (v) M&I’s exposure to the actions and potential failure of other financial institutions, (vi) volatility in M&I’s stock price, and (vii) those factors referenced in Item 1A. Risk Factors in M&I’s annual report on Form 10-K for the year ended December 31, 2008, and as may be described from time to time in M&I’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only M&I’s belief as of the date of this press release.  Except as required by federal securities law, M&I undertakes no obligation to update these forward-looking statements or reflect events or circumstances after the date of this press release.

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	Three Months Ended June 30,		Percent		Six Months Ended June 30,		Percent
	2009	2008	Change		2009	2008	Change
PER COMMON SHARE DATA

Diluted:
Net Loss	($0.83)	($1.52)	n.m.	%	($1.29)	($0.95)	n.m.	%

Basic:
Net Loss	(0.83)	(1.52)	n.m.		(1.29)	(0.95)	n.m.

Dividend Declared per Common Share	0.01	0.32	-96.9		0.02	0.63	-96.8
Book Value per Common Share	13.52	25.26	-46.5		13.52	25.26	-46.5
Common Shares Outstanding (millions):
Average - Diluted	280.8	258.6	8.6		272.7	259.3	5.2
End of Period	368.1	259.4	41.9		368.1	259.4	41.9

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$398.5	$454.6	-12.3%		$807.4	$892.1	-9.5%
Provision for Loan and Lease Losses	619.0	886.0	-30.1		1,096.9	1,032.3	6.3

Wealth Management	65.8	74.8	-11.9		128.5	146.6	-12.4
Service Charges on Deposits	34.1	37.9	-10.1		69.4	73.6	-5.7
Mortgage Banking	18.0	6.6	172.4		28.9	16.0	80.5
Net Investment Securities Gains	82.7	0.5	n.m.		82.7	26.2	216.2
Other	66.6	67.2	-1.0		134.4	135.8	-1.0
Total Non-Interest Revenues	267.2	187.0	42.9		443.9	398.2	11.5

Salaries and Employee Benefits	187.2	186.6	0.4		342.4	361.2	-5.2
Net Occupancy and Equipment	32.4	31.2	3.8		66.2	62.5	6.0
FDIC Insurance	49.2	2.2	n.m.		64.3	4.0	n.m.
Intangible Amortization	5.8	6.0	-2.2		11.6	11.9	-2.4
Other	140.5	154.4	-9.1		276.1	256.6	7.6
Total Non-Interest Expenses	415.1	380.4	9.1		760.6	696.2	9.3

Tax Equivalent Adjustment	6.7	7.0	-4.2		13.8	14.1	-2.3
Pre-Tax Loss	(375.1)	(631.8)	n.m.		(620.0)	(452.3)	n.m.
Benefit for Income Taxes	(166.1)	(238.0)	n.m.		(319.1)	(204.7)	n.m.
Net Loss Attributable to M&I	($209.0)	($393.8)	n.m.		($300.9)	($247.6)	n.m.
Preferred Dividends	(25.0)	-			(50.0)	-
Net Loss Attributable to M&I Common Shareholders	($234.0)	($393.8)	n.m.	%	($350.9)	($247.6)	n.m.	%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	2.79%	3.14%			2.81%	3.11%
Interest Spread (FTE)	2.40	2.71			2.44	2.62

Efficiency Ratio	70.7%	59.3%			64.9%	55.0%

Equity / Assets (End of Period)	11.05%	10.15%			11.05%	10.15%

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	As of June 30,		Percent
	2009	2008	Change
ASSETS ($millions)
Cash & Due From Banks	$797	$1,316	-39.5%
Trading Assets	261	133	96.1
Short - Term Investments	916	596	53.7
Investment Securities	6,125	7,695	-20.4
Loans and Leases:
Commercial Loans & Leases	14,792	15,842	-6.6
Commercial Real Estate	17,728	17,246	2.8
Residential Real Estate	8,504	10,246	-17.0
Home Equity Loans & Lines	4,912	4,992	-1.6
Personal Loans and Leases	2,247	1,907	17.8
Total Loans and Leases	48,183	50,233	-4.1
Reserve for Loan & Lease Losses	(1,368)	(1,029)	32.9
Premises and Equipment, net	573	524	9.2
Goodwill and Intangibles	757	2,242	-66.2
Other Assets	3,450	2,550	35.3
Total Assets	$59,694	$64,260	-7.1%

LIABILITIES & EQUITY ($millions)
Deposits:
Noninterest Bearing	$7,848	$6,390	22.8%
Interest Bearing:
Savings and NOW	4,893	3,253	50.4
Money Market	9,979	10,774	-7.4
Time	18,080	17,478	3.4
Foreign	392	3,278	-88.0
Total Interest Bearing	33,344	34,783	-4.1

Total Deposits	41,192	41,173	0.0
Short - Term Borrowings	1,475	6,036	-75.6
Long - Term Borrowings	9,297	9,565	-2.8
Other Liabilities	1,135	962	17.9
Total Liabilities	53,099	57,736	-8.0
Equity:
Marshall & Ilsley Corporation Shareholders' Equity	6,584	6,514	1.1
Noncontrolling Interest in Subsidiaries	11	10	8.2
Total Equity	6,595	6,524	1.1
Total Liabilities & Equity	$59,694	$64,260	-7.1%

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2009	2008	Change	2009	2008	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$748	$879	-14.9%	$775	$916	-15.4%
Trading Assets	581	162	258.6	583	170	242.6
Short - Term Investments	459	371	23.7	514	352	46.3
Investment Securities	7,314	7,735	-5.4	7,501	7,823	-4.1
Loans and Leases:
Commercial Loans & Leases	14,926	15,603	-4.3	15,108	15,256	-1.0
Commercial Real Estate	17,737	17,126	3.6	17,715	17,035	4.0
Residential Real Estate	9,094	10,475	-13.2	9,355	10,386	-9.9
Home Equity Loans and Lines	4,969	4,835	2.8	5,017	4,753	5.6
Personal Loans and Leases	2,149	1,892	13.5	2,148	1,840	16.7
Total Loans and Leases	48,875	49,931	-2.1	49,343	49,270	0.1
Reserve for Loan & Lease Losses	(1,361)	(682)	99.6	(1,304)	(620)	110.4
Premises and Equipment, net	572	521	9.8	571	515	10.8
Goodwill and Intangibles	757	2,244	-66.3	759	2,243	-66.2
Other Assets	2,999	2,329	27.3	2,944	2,252	30.0
Total Assets	$60,944	$63,490	-4.0%	$61,686	$62,921	-2.0%

Memo:
Average Earning Assets	$57,229	$58,199		$57,941	$57,615
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$57,190	$58,198		$57,950	$57,598

AVG LIABILITIES & EQUITY ($millions)
Deposits:
Noninterest Bearing	$7,355	$5,828	26.2%	$6,921	$5,728	20.8%
Interest Bearing:
Savings and NOW	4,175	3,273	27.6	3,854	3,237	19.1
Money Market	10,207	11,199	-8.9	10,418	11,443	-9.0
Time	17,652	15,977	10.5	17,776	14,969	18.8
Foreign	469	2,776	-83.1	794	3,013	-73.6
Total Interest Bearing	32,503	33,225	-2.2	32,842	32,662	0.6

Total Deposits	39,858	39,053	2.1	39,763	38,390	3.6
Short - Term Borrowings	4,206	6,799	-38.1	4,961	6,607	-24.9
Long - Term Borrowings	9,440	9,639	-2.1	9,505	9,830	-3.3
Other Liabilities	1,041	1,023	1.7	1,081	1,087	-0.5
Total Liabilities	54,545	56,514	-3.5	55,310	55,914	-1.1
Equity:
Marshall & Ilsley Corporation Shareholders' Equity	6,388	6,966	-8.3	6,365	6,997	-9.0
Noncontrolling Interest in Subsidiaries	11	10	6.1	11	10	5.5
Total Equity	6,399	6,976	-8.3	6,376	7,007	-9.0
Total Liabilities & Equity	$60,944	$63,490	-4.0%	$61,686	$62,921	-2.0%

Memo:
Average Interest Bearing Liabilities	$46,149	$49,663		$47,308	$49,099

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2009	2008	Change	2009	2008	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$603.3	$400.7	50.6%	$931.3	$531.8	75.1%
Net Charge-Offs / Average Loans & Leases	4.95%	3.23%		3.81%	2.17%

Loan and Lease Loss Reserve ($millions)	$1,367.8	$1,028.8	32.9%	$1,367.8	$1,028.8	32.9%
Loan and Lease Loss Reserve / Period-End Loans & Leases	2.84%	2.05%		2.84%	2.05%

Nonperforming Loans & Leases ($millions)	$2,416.1	$1,006.8	140.0%	$2,416.1	$1,006.8	140.0%
Nonperforming Loans & Leases / Period-End Loans & Leases	5.01%	2.00%		5.01%	2.00%

Loan and Lease Loss Reserve / Nonperforming Loans & Leases*	62%	105%		62%	105%

Nonperforming Assets (NPA) ($millions)	$2,772.9	$1,213.9	128.4%	$2,772.9	$1,213.9	128.4%
NPA / Period-End Loans & Leases and Other Real Estate Owned	5.71%	2.41%		5.71%	2.41%

Performing impaired loans:
Renegotiated ($millions)	$818.5	$16.5	n.m. %	$818.5	$16.5	n.m. %

Contractually past due credits:
Loans past due 90 days or more ($millions)	$15.1	$17.7	-14.8%	$15.1	$17.7	-14.8%

*Excludes nonperforming loans held for sale.

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	4.01%	5.37%		3.96%	5.80%
Commercial Real Estate	4.67	6.03		4.68	6.30
Residential Real Estate	4.82	6.02		4.95	6.22
Home Equity Loans and Lines	5.06	6.27		5.12	6.58
Personal Loans and Leases	5.64	6.38		5.59	6.67
Total Loans and Leases	4.58	5.86		4.60	6.17
Investment Securities	4.11	4.77		4.19	4.90
Short - Term Investments	1.13	1.96		1.01	2.38
Interest Income (FTE) / Avg. Interest Earning Assets	4.46%	5.68%		4.48%	5.96%
Interest Bearing Deposits:
Savings and NOW	0.29%	0.52%		0.22%	0.74%
Money Market	0.72	1.80		0.67	2.39
Time	2.64	3.84		2.68	4.14
Foreign	0.36	1.76		0.34	2.41
Total Interest Bearing Deposits	1.71	2.65		1.70	3.03
Short - Term Borrowings	0.27	2.25		0.28	2.79
Long - Term Borrowings	4.06	4.58		4.15	4.75
Interest Expense / Avg. Interest Bearing Liabilities	2.06%	2.97%		2.04%	3.34%
Net Interest Margin(FTE) / Avg. Earning Assets	2.79%	3.14%		2.81%	3.11%
Interest Spread (FTE)	2.40%	2.71%		2.44%	2.62%

Notes:
(a) Nonperforming assets are comprised of nonperforming loans & leases and other real estate owned.
(b) Based on average balances excluding fair value adjustments for available for sale securities.